Exhibit 10.1
STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of May 22, 2025 by and between Red River Bancshares, Inc., a Louisiana corporation (the “Company”) and S3 Dynamics, L.P., a Delaware limited partnership (the “Selling Stockholder”) and S3 Management, L.L.C, a Delaware limited liability company and the general partner of the Selling Stockholder (the “General Partner”). Each of the Company, the General Partner and the Selling Stockholder are sometimes individually referred to as a “party” and collectively as the “parties.”
Recitals
WHEREAS, the Selling Stockholder owns an aggregate of 402,411 shares of the Company’s common stock, no par value per share (the “Common Stock”); and
WHEREAS, the Selling Stockholder desires to sell to the Company, and the Company desires to repurchase from the Selling Stockholder, 100,000 shares of Common Stock.
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, these Recitals are incorporated into the Agreement and the undersigned hereby agree as follows:
Agreement
1. Repurchase.
(a) Purchase and Sale. At the Closing (as defined below), the Company hereby agrees to repurchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell and deliver, or cause to be delivered, to the Company, 100,000 shares of Common Stock (the “Shares”) at a purchase price of $51.00 per Share, for an aggregate purchase price of FIVE MILLION ONE HUNDRED THOUSAND DOLLARS ($5,100,000.00) (the “Purchase Price” and such repurchase, the “Repurchase”), upon the terms and subject to the conditions set forth in this Agreement.
(b) Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(c) of this Agreement, the closing of the sale of the Shares (the “Closing”) will take place as promptly as practicable following the signing of this Agreement, via the electronic exchange of deliverables, but in no event later than May 26, 2025 unless otherwise agreed upon in writing by the parties.
(c) Closing Deliveries and Actions. At or prior to the Closing, the Selling Stockholder shall deliver, or cause to be delivered, to the Company, or as instructed by the Company: (i) duly executed stock powers or instruction letters relating to the Shares; and (ii) written wire transfer instructions relating to the Company’s payment of the Purchase Price to the Selling Stockholder. At the Closing, the Company shall deliver, or cause to be delivered to the

Selling Stockholder, the Purchase Price by wire transfer in immediately available funds in accordance with the Selling Stockholder’s written wire transfer instructions.
(d) Other Payments. The Selling Stockholder agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase.
2. Representations of the Company. The Company represents and warrants to the Selling Stockholder that, as of the date hereof and at the Closing:
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana.
(b) The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings thereof may be brought.
(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or materially impact the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) The Company acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Selling Stockholder, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement.
3. Representations of the Selling Stockholder. The Selling Stockholder and General Partner jointly and severally represent and warrant to the Company that, as of the date hereof and at the Closing:
(a) The Selling Stockholder is a limited partnership that has been duly formed, and is validly existing and in good standing under the laws of the State of Delaware. The sole general partner of the Selling Stockholder is the General Partner. The General Partner is a limited liability company that has been duly formed, and is validly existing and in good standing under the laws of the State of Delaware.
(b) The Selling Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The General Partner has the requisite power and authority to serve as general partner of the Selling Stockholder. The Selling Stockholder and the General Partner, acting as general partner of the Selling Stockholder, has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c) This Agreement has been duly and validly authorized, executed and delivered by each of the Selling Stockholder and the General Partner, and constitutes a legal, valid and binding agreement of the Selling Stockholder and General Partner, enforceable against the Selling Stockholder and General Partner in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.
(d) The sale of the Shares to be sold by the Selling Stockholder hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which Selling Stockholder is a party or by which Selling Stockholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which Selling Stockholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the performance by the

Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the Selling Stockholder is not making any representations or warranties regarding compliance by the Company of the sale of Shares contemplated by this Agreement with any laws, rules, or regulations of the United States or the laws of any State, and the departments and agencies thereof, (i) governing the sale of securities, (ii) or the operation of banks and bank holding companies.
(e) Selling Stockholder has valid and unencumbered title, free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests, to the Shares to be sold by the Selling Stockholder hereunder. At Closing, the Selling Stockholder will have valid and unencumbered title free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests, to the Shares to be sold by the Selling Stockholder hereunder. At the Closing, valid title to the Shares shall vest with the Company, free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests other than those existing under applicable securities laws and those created by the Company or any of its affiliates.
(f) There is no action, suit, proceeding, claim, arbitration, litigation or investigation, pending or, to the knowledge of the Selling Stockholder, threatened in writing against the Selling Stockholder which, if adversely determined, would prevent the consummation of the transaction contemplated by this Agreement. There is no action, suit, proceeding, claim, arbitration, litigation or investigation by the Selling Stockholder pending or threatened against any other person relating to the Shares owned by the Selling Stockholder.
(g) Neither the Company nor any of its representatives has been requested to or has provided any Selling Stockholder with any information or advice with respect to the Shares nor is such information or advice necessary or desired.
(h) The Selling Stockholder acknowledges and understands that the Company may possess material nonpublic information that is not known to the Selling Stockholder that may impact the value of the Shares, and that the Company is not disclosing any information to the Selling Stockholder. The Selling Stockholder understands, based on its experience, the disadvantage to which the Selling Stockholder is subject due to the disparity of information between the Company and the Selling Stockholder but nevertheless desires to enter into this transaction as a means to sell the Shares in a single large transaction rather than engage in sales in the open market over an extended period of time. The Selling Stockholder agrees that the Company and its directors, officers, employees and agents shall have no liability to the Selling Stockholder, its affiliates, principals, stockholders, partners, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with the Company’s use or non-disclosure of any such information or otherwise as a result of the transaction contemplated by this Agreement, and the Selling Stockholder hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose such information.
(i) The Selling Stockholder (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transaction contemplated by this Agreement. The Selling Stockholder is entering into this Agreement with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks. The Selling Stockholder has received (through electronic access on EDGAR) and carefully reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, all subsequent public filings of the Company with the Securities and Exchange Commission (the “SEC”), other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to enter into this Agreement and consummate the transactions contemplated hereby. The Selling Stockholder has evaluated the merits and risks of the transactions under this Agreement based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, and has made its own decision concerning such transaction without reliance upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Selling Stockholder in this Agreement.
(j) The Company is relying on the Selling Stockholder’s and General Partner’s representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the transaction contemplated hereby, and without such representations, warranties and agreements, the Company would not enter into this Agreement or engage in such transaction.
4. Indemnification. Each party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other party and its affiliates and their respective representatives (the “Indemnified Party”) from and against any and all costs, expenses (including reasonable attorney’s fees), judgements, fines and losses incurred or sustained by, or imposed upon the Indemnified Party based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of the Indemnifying Party contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Indemnifying Party pursuant to this Agreement; and (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Indemnifying Party pursuant to this Agreement.
5. Publicity. Each of the Selling Stockholder and the Company agrees that it shall not, and that it shall cause its affiliates and representatives not to, (a) publish, release or file any initial press release or other public statement or announcement relating to the transactions contemplated by this Agreement (an “Initial Press Release”) before providing a copy of such release, statement or announcement to the other, and (b) after the date hereof, publish, release or file any future press release or other public statement or announcement relating to the transactions contemplated by this Agreement that is materially inconsistent with any such Initial

Press Release; provided however, that each party acknowledges and agrees that any party shall be permitted to make any required filings with the SEC without providing a copy of such filing to any other party.
6. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email to the recipient. Such notices, demands and other communications shall be sent as follows:
the Selling Stockholder or General Partner:

Simeon A. Thibeaux
c/o S3 Dynamics, L.P. and S3 Management, L.L.C.
1412 Centre Court Drive, Suite 300
Alexandria, Louisiana 71301
Email: simmythibeaux@aol. com

With a copy to (which shall not constitute notice):

Sher Garner Cahill Richter Klein & Hilbert, LLC
909 Poydras Street, Suite 2800
New Orleans, Louisiana 70112
Attn: Steven I. Klein
Email: sklein@shergarner.com

To the Company:
Red River Bancshares, Inc.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana
Attention: Julia Callis
Email: Julia.callis@redriverbank.net

With a copy (which shall not constitute notice):
Jones Walker, LLP
201 St. Charles Avenue
Suite 5100
New Orleans, Louisiana 70170
Attn: Clinton H. Smith
Email: csmith@joneswalker.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

7. Miscellaneous.
(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.
(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
(c) Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholder with respect to the subject matter hereof.
(d) Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of facsimile or other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.
(e) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either party without the prior written consent of the other party. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Stockholder and the Company and their respective successors and assigns.
(f) No Third Party Beneficiaries or Other Rights. Other than releases provided to third parties, this Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.
(g) Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF

LOUISIANA. The Company and the Selling Stockholder each agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Eastern District of Louisiana or, if that court does not have subject matter jurisdiction, in any state court located in the City and Parish of Orleans, and the Company and the Selling Stockholder each agree to submit to the jurisdiction of, and to venue in, such courts.
(h) Waiver of Jury Trial. The Company and the Selling Stockholder each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(i) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.
(j) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.
(k) Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company, General Partner and the Selling Stockholder.
(l) Expenses. Except as provided in Section 4, each of the Company, General Partner and the Selling Stockholder shall bear its own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(m) Termination. This Agreement may be terminated by either party if: (i) the Closing has not occurred by the fifth business day following the date of this Agreement (except a party may not terminate this Agreement if the failure of the Closing is due to such party), (ii) there is a law, rule or order that makes the transactions contemplated by this Agreement illegal or otherwise prohibited, or (iii) the other party has breached its representations and warranties. The provisions of this Section 7 shall survive any termination.
[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

COMPANY:
RED RIVER BANCSHARES, INC.

By:    /s/ R. Blake Chatelain
Name: R. Blake Chatelain
Title: President and Chief Executive Officer

SELLING STOCKHOLDER:

S-3 DYNAMICS, L.P.

By: S3 Management, L.L.C., its general partner

By:    /s/ Simeon A. Thibeaux
Name: Simeon A. Thibeaux
Title: Manager

S3 MANAGEMENT, L.L.C.

By:    /s/ Simeon A. Thibeaux
Name: Simeon A. Thibeaux
Title: Manager

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